Exhibit 10.3

FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT
THIS FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into effective as of June 29, 2014, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time including Oxford in its capacity as a Lender and SQUARE 1 BANK, a North Carolina banking corporation with an office located at 406 Blackwell Street, Suite 240, Durham, NC 27701 (“Bank” or “Square 1”) (each a “Lender” and collectively, the “Lenders”) and LIPOSCIENCE, INC., a Delaware corporation with offices located at 2500 Sumner Boulevard, Raleigh, NC 27616 (“Borrower”).
RECITALS
A.    Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of December 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, including but without limitation by that certain First Amendment to Loan and Security Agreement dated as of June 11, 2013, that certain Second Amendment to Loan and Security Agreement dated as of October 31, 2013 and that certain Third Amendment to Loan and Security Agreement dated as of January 19, 2014, the “Loan Agreement”).
B.    Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Collateral Agent and Lenders (i) amend the financial covenants and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 6.10 (Financial Covenants). Section 6.10(ii) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
“(ii)    Liquidity Ratio. A Liquidity Ratio of at least 1.25 to 1.00.”
2.2    Section 13.1 (Definitions). The following definitions hereby are added to or amended and restated in their entirety in Section 13.1 of the Loan Agreement as follows:

“Ancillary Services” means corporate credit card services, Letters of Credit or other treasury management services requested by Borrower and approved by Bank under the Revolving Line.
“Ancillary Services Sublimit” is a sublimit for Ancillary Services under the Revolving Line not to exceed Three Hundred Fifty Thousand Dollars ($350,000.00) for corporate credit card services and for a Letter of Credit to support Borrower’s credit cards.
“Liquidity Ratio” means the ratio of (a) unrestricted cash, plus the amount of Advances available under the Revolving Line, to (b) all Indebtedness of Borrower to Collateral Agent and Lenders under the Term Loans, plus all Indebtedness of Borrower to Collateral Agent and Lenders under the Revolving Line (including the amounts outstanding under the Ancillary Services Sublimit).
2.3    Section 13.1 (Definitions). The following definition hereby is deleted in its entirety from Section 13.1 of the Loan Agreement:
“Revenue”.
2.4    Exhibit C to the Loan Agreement hereby is replaced by Exhibit C attached hereto.
2.5    Exhibit D to the Loan Agreement hereby is replaced by Exhibit D attached hereto.
3.    Limitation of Amendment.
3.1    The amendments set forth in Section 2 are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Collateral Agent and Lenders on June 10, 2013, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
6.    Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of (i) this Amendment by each party hereto and (ii) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above,

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President - Finance, Secretary & Treasurer

LENDER:

SQUARE 1 BANK

By:	/s/ Michael Fulton
Name:	Michael Fulton
Title:	Assistant Vice President

BORROWER:

LIPOSCIENCE, INC.

By:	/s/ Lucy G. Martindale
Name:	Lucy G. Martindale
Title:	Chief Financial Officer

EXHIBIT C
Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender SQUARE 1 BANK, as Lender

FROM:	LIPOSCIENCE, INC.
The undersigned authorized officer (“Officer”) of LIPOSCIENCE, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),
(a)    Borrower is in complete compliance for the period ending _____________ with all required covenants except as noted below;
(b)    There are no Events of Default, except as noted below;
(c)    Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.
(d)    Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;
(e)    No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.
Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.
Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Monthly within 30 days		Yes No N/A
2)	Annual (CPA Audited) statements	Within 180 days after FYE		Yes No N/A
3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 10 days of FYE), and when revised		Yes No N/A
4)	Borrowing Base Certificate; A/R & A/P agings	Monthly within 30 days		Yes No N/A
5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes No N/A
6)	Compliance Certificate	Monthly within 30 days		Yes No N/A
7)	IP Report	When required		Yes No N/A
8)	Vantera Machines Report	At close; annually, each March 31		Yes No N/A
9)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$__________	Yes No N/A
10)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$__________	Yes No N/A
Deposit and Securities Accounts
(Please list all accounts; attach separate sheet if additional space needed)

Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)		Yes	No	Yes	No
2)		Yes	No	Yes	No
3)		Yes	No	Yes	No
4)		Yes	No	Yes	No
Financial Covenants

Covenant		Requirement	Actual	Compliance
1)	Liquidity Ratio	1.25:1.00	________ to 1.00	Yes	No
2)	Minimum Quick Ratio	At least 1.25:1.00 (from the Effective Date thru 2/28/13)*	________ to 1.00	Yes	No

*    1.10 to 1.00; 3/1/13 thru 6/30/13
1.00 to 1.00; 7/1/13 and thereafter

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No
2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No
3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00)?	Yes	No
4)
Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.
		Yes	No

Exceptions
Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

LIPOSCIENCE, INC.

By:
Name:
Title:

Date:

LENDER USE ONLY:

Received by:		Date:
Verified by:		Date:

Compliance Status:	Yes		No

EXHIBIT D
Borrowing Base Certificate

[provided by Bank]